UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street
Suite 4800
San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the Indenture, dated as of December 7, 2009 (the “Indenture”), among FiberTower Corporation (the “Company”), as issuer, the Guarantors (as defined below), and Wells Fargo Bank, National Association, as trustee, governing the terms of the Company’s 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012 (the “Interim Notes”).  The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03                    Creation of a Direct Financial Obligation or an Obligation under on Off-Balance Sheet Arrangement of a Registrant.

As reported in “Item 8.01 Other Events” below, on December 7, 2009, the Company consummated the settlement of its offer to exchange (the “Exchange Offer”) any and all tendered and accepted 9.00% Convertible Senior Secured Notes due 2012 (the “Existing Notes”) for the Interim Notes.

As of the expiration deadline for the Exchange Offer of 5:00 p.m., New York City time, on December 1, 2009, $266.8 million in aggregate principal amount of the Existing Notes, representing approximately 90.8% of the outstanding Existing Notes, had been validly tendered (and not withdrawn) in the Exchange Offer.  In connection with the consummation of the Exchange Offer, the Company accepted such tendered Existing Notes and issued $266.8 million in aggregate principal amount of the Interim Notes.

The Company issued the Interim Notes pursuant to the Indenture.  The Interim Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis by each of the Company’s existing and future domestic restricted subsidiaries (the “Guarantors”), including a future subsidiary to which the Company will be obligated to transfer its existing Federal Communications Commission (“FCC”) licenses (subject to FCC approval), which subsidiary will guarantee the Existing Notes on a subordinated basis.  The Guarantees may be released in certain instances.

The Interim Notes will be treated, for U.S. federal income tax purposes, as issued with original issue discount because the stated redemption price at maturity, including the accretion premium, of the Interim Notes may exceed their issue price and the interest payable on the Interim Notes will not constitute “qualified stated interest” under applicable rules.  Consequently, the Interim Notes will be treated as issued at a discount and U.S. holders are required to include original issue discount in gross income for U.S. federal income tax purposes attributable, among other things, to amortization of the accretion premium.

The Interim Notes will mature on November 15, 2012.  Unless the Interim Notes are previously redeemed or converted, the Company will redeem the Interim Notes at 125.411% of their principal amount on November 15, 2012.  The Interim Notes bear interest at 9.00% per annum on the principal amount accruing from November 15, 2009, payable semi-annually in arrears in cash on May 15 and November 15 of each year, beginning May 15, 2010.  If no default has occurred and is continuing, then on either or both of May 15, 2010 and November 15, 2010, the Company may elect to make payments of interest in additional Interim Notes in a principal amount equal to such interest amount, provided that the interest rate applicable to the Interim Notes for the period to which such interest payment relates will be 2.0% higher than the interest rate otherwise applicable to the Interim Notes. Thereafter, interest on the Interim Notes will only be payable in cash.

The Interim Notes and the Guarantees are the Company’s and the Guarantors’ senior secured obligations and rank pari passu in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Existing Notes. In addition, the Interim Notes rank senior to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

The Interim Notes and the Guarantees are secured, to the extent permitted by law, by a first priority pledge (subject to permitted liens) of substantially all of the assets of the Company and the Guarantors (it being understood that the Communications Act currently prohibits the grant of a security interest in an FCC license), other than certain excluded assets, and by a first priority pledge (subject to permitted liens) of the stock of all of the Guarantors, the stock of any unrestricted subsidiary owned by the Guarantors, and, subject to certain limitations, the stock of any foreign restricted subsidiary owned by the Guarantors, subject, in each case, to (1) a prior lien to secure a working capital facility up to an aggregate principal amount of $50.0 million; (2) at any time after the Company’s Field EBITDA has equaled or exceeded $75.0 million, on an annualized basis, for two consecutive fiscal quarters for which financial statements are available, a pari passu lien on such assets and capital stock (other than the assets and capital stock of the subsidiaries that hold the Company’s 24GHz or 39GHz FCC licenses) to secure up to $250.0 million of other indebtedness in an amount equal to 1.5 times the amount of net cash proceeds from the issuance of equity interests (other than disqualified stock) after the date of the Indenture (other than resulting from the conversion of the Interim Notes or any Existing Notes); and (3) a second priority lien on such assets and capital stock (other than the assets and capital stock of the future subsidiary to which the Company will, subject to FCC approval, transfer its existing FCC licenses) securing the Existing Notes, in each case pursuant to the terms of an intercreditor agreement.

The Interim Notes are subject to mandatory redemption (the “Mandatory Redemption”) by the Company upon the satisfaction of certain conditions for a combination of cash, shares of the Company’s common stock and an amount of new 9.00% Senior Secured Notes (the “New Notes”).  The primary conditions that remain to be satisfied in order for the Mandatory Redemption to occur include shareholder approval of the issuance of the shares of common stock to be issued in the Mandatory Redemption and FCC approval of the change of control that will result from the Mandatory Redemption.

If the Company’s common stock has traded at or above 150% of the then effective conversion price for 20 of any 30 consecutive trading days and the daily trading volume for each such trading day which, when multiplied by the closing sale price for such trading day, equals at least $8.0 million, the Company may redeem any of the Interim Notes, in whole or in part, at any time on or after November 15, 2010.

Under the terms of the Indenture, the Company and the Guarantors are required, as soon as practicable after the date of the Mandatory Redemption, to file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering the resale of the New Notes, the related Guarantees and the shares of common stock to be issued upon the Mandatory Redemption, as well as all other shares of common stock beneficially owned by the holders of the Interim Notes at the time of the Mandatory Redemption or thereafter acquired by such holders and all New Notes issued to such holders in the future as payment for a portion of the interest on the New Notes.  The Company and the Guarantors have also agreed to use their commercially reasonable efforts to have the Shelf Registration Statement become effective as soon as practicable after the occurrence of the Mandatory Redemption, but no later than 120 days after the date of the Mandatory Redemption.

Holders of the Interim Notes may convert the Interim Notes into shares of the Company’s common stock at an initial conversion rate equal to 160.772 shares of common stock per $1,000 principal amount of Interim Notes (representing an initial conversion price of approximately $6.22 per share), in each case subject to adjustment, at any time until the close of business on the business day immediately preceding the final maturity date. Upon conversion, the Company will deliver shares of its common stock and cash in respect of any fractional shares.  Holders who convert their Interim Notes prior to November 15, 2010 in connection with certain designated events may receive a make-whole premium on the Interim Notes that such holders convert.

The Indenture contains covenants that restrict the ability of the Company and its subsidiaries to borrow additional money, to make certain restricted payments, including, but not limited to, paying dividends on the Company’s stock or its restricted subsidiaries’ stock, or issuing, selling or repurchasing the Company’s stock or its restricted subsidiaries’ stock, to transfer or sell assets, to create liens, to create restrictions on the ability of the Company’s subsidiaries to pay dividends or make loans to the Company, to merge or consolidate, to enter into transactions with affiliates, and to engage in certain business activities.  These covenants are subject to a number of important exceptions and qualifications.

If an event of default on the Interim Notes has occurred and is continuing, the aggregate accreted principal amount of the Interim Notes, plus any accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default.

In connection with the Exchange Offer, the Company also completed a solicitation of consents (the “Consent Solicitation”) to certain proposed amendments, as described in the Company’s Offering Memorandum and Consent Solicitation Statement dated October 26, 2009 (the “Offering Memorandum”), to the Indenture (the “Existing Notes Indenture”), dated as of November 9, 2006, between the Company, as issuer, the Guarantors, and Wells Fargo Bank, National Association, as trustee, which governs the Existing Notes, the intercreditor agreement and related security agreements.  The Company accepted the consents of each eligible holder of Existing Notes who had validly tendered (and not validly revoked) their consent prior to 5:00 p.m., New York City time, on December 1, 2009.  The proposed amendments were effected pursuant to the First Supplemental Indenture dated as of December 7, 2009 (the “First Supplemental Indenture”) to the Existing Notes Indenture, and such amendments became operative upon the acceptance of the Existing Notes in the Exchange Offer.  The amendments eliminate various restrictive covenants and some of the events of default and modify certain provisions relating to the granting of priority liens.  The Existing Notes remaining after the settlement of the Exchange Offer continue to be governed by the Existing Notes Indenture, as amended by the First Supplemental Indenture.

The description of the provisions of the Indenture, the Interim Notes, the Guarantees, the Registration Rights Agreement and the First Supplemental Indenture set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 3.01                     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2009, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (the “Department”) notifying the Company that it has failed to meet the minimum bid price requirements for continued listing set forth in Nasdaq Marketplace Rule 5450(a)(l) (the “Minimum Bid Price Rule”), which requires listed companies to maintain a minimum bid price of $1.00 per share. The notice has no effect at this time on the listing of the Company’s common stock on the Nasdaq Global Market, and the Company’s common stock will continue to trade on the Nasdaq Global Market under the symbol “FTWR.”

In accordance with Marketplace Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Price Rule. As previously disclosed, the Company expects to effect a 1-for-l0 reverse stock split in the near future, and the Company expects that the reverse stock split will allow it to regain compliance with the Minimum Bid Price Rule.

On December 10, 2009, the Company issued a press release announcing that it had received the aforementioned notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02                     Unregistered Sales of Equity Securities.

The Exchange Offer was made pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act, and an exemption from state securities law requirements by virtue of Section 18(b)(4)(c) of the Securities Act.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03                     Material Modification to Rights of Security Holders.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01                     Other Events.

On December 7, 2009, the Company consummated the settlement of its Exchange Offer and Consent Solicitation.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of December 7, 2009, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9.00% Mandatorily Redeemable Convertible Senior Secured Note due 2012, including form of Guarantee (included in Exhibit 4.1).

4.3

Indenture, dated as of November 9, 2006, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 15, 2006).

4.4	First Supplemental Indenture to Indenture dated as of November 9, 2006, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

99.1	Press release, dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: December 11, 2009	By:	/s/ Thomas A. Scott
Name: Thomas A. Scott
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of December 7, 2009, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9.00% Mandatorily Redeemable Convertible Senior Secured Note due 2012, including form of Guarantee (included in Exhibit 4.1).

4.3

Indenture, dated as of November 9, 2006, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 15, 2006).

4.4	First Supplemental Indenture to Indenture dated as of November 9, 2006, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

99.1	Press release, dated December 10, 2009.